     As filed with the Securities and Exchange Commission on June 17, 1999

                                                 Registered No. 333-________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C.  20549

                              ___________________

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                              ___________________

                       IMPERIAL CREDIT INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

                              ___________________


          California                              95-4054791
  (State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)             Identification No.)

               23550 Hawthorne Boulevard, Building 1, Suite 110
                          Torrance, California  90505
                                (310) 373-1704
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ___________________

                               H. Wayne Snavely
                Chairman, President and Chief Executive Officer
                       Imperial Credit Industries, Inc.
               23550 Hawthorne Boulevard, Building 1, Suite 110
                          Torrance, California  90505
                                (310) 373-1704
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:

                            Thomas J. Poletti, Esq.
                             Susan B. Kalman, Esq.
                         Freshman, Marantz, Orlanski,
                                Cooper & Klein
                      9100 Wilshire Blvd., 8th Floor East
                       Beverly Hills, California  90212
                          Telephone:  (310) 273-1870
                          Facsimile:  (310) 274-8357

                             ___________________

     Appropriate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus expected to be made pursuant to Rule 434, check the following box. [_]

                                CALCULATION OF REGISTRATION FEE
===============================================================================================
 Title of Each Class        Amount to be  Proposed Maximum   Proposed Maximum      Amount of
 of Securities Being         Registered       Offering           Aggregate       Registration
     Registered               Share(1)        Price Per       Offering Price(1)       Fee
-----------------------------------------------------------------------------------------------
Common Stock, no par value    5,258,570        $  8.24         $  43,330,616.80    $ 12,045.91
===============================================================================================


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said
Section 8(a), may determine.
================================================================================

                  Subject to Completion, dated June 17, 1999

PROSPECTUS

                               5,258,570 SHARES


                       IMPERIAL CREDIT INDUSTRIES, INC.

                                 COMMON STOCK


     Imperial Bank is offering all of the 5,258,570 shares of common stock. Our common stock is quoted on the Nasdaq National Market under the symbol "ICII." On June 15, 1999, the closing sale price of our common stock was $8.06 per share. We will not receive any proceeds from the sale of these shares.


     The selling shareholder may sell shares from time to time at market prices at the time of sale or at negotiated prices. The selling shareholder and/or the purchasers of its shares may pay broker-dealers compensation in the form of discounts, concessions or commissions. The selling shareholder and any agents or broker-dealers that participate with the selling shareholder in the distribution of these shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions received by them and any profit on the resale of these shares may be deemed to be underwriting commissions or discounts under the Securities Act.

     We will pay all expenses of registration incurred in connection with this offering estimated to be $50,000. The selling shareholder will pay any selling and other expenses it incurs.

     For a discussion of the risks you should consider before making an investment decision, see the "Risk Factors" filed as an exhibit to our Current Report on Form 8-K filed May 28, 1999 with the Securities and Exchange Commission. This current report is incorporated herein by reference.



     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this Prospectus is June __, 1999.

The information in this prospectus is not complete and may be changed. Imperial Bank may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy reports, proxy statements and other information that we file with the SEC at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also access our reports, proxy statements and other materials that we file electronically with the SEC over the Internet at the SEC's website at http:\\www.sec.gov.

     We filed a registration statement with the SEC on Form S-3 relating to the shares offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. You may refer to the registration statement and the exhibits for more information about the shares offered by this prospectus. The statements we make in this prospectus regarding the content of any documents filed as exhibits to the registration statement are not necessarily complete, and you should refer to the filed copy for additional information. All our statements about these documents are qualified in their entirety by the exhibits to the registration statement.

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling shareholder will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.


        INCORPORATION OF INFORMATION WE FILE WITH THE SEC BY REFERENCE


The SEC allows us to incorporate by reference the information we file with them, which means that:

     . documents incorporated by reference are considered part of this prospectus

     . by referring to those documents, we can disclose important information to you

     . information that we file with the SEC will automatically update and supersede this prospectus


We are incorporating by reference the following documents filed with the SEC under our File No. 0-19861:


     (1) our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999

     (2) our Annual Report on Form 10-K for the year ended December 31, 1998

     (3) our Current Report on Form 8-K filed with the SEC on May 28, 1999

     (4) our Form 8-A for registration of our common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act")

     (5) our Form 8-A for registration of our Series A Junior Preferred Share Purchase Rights under the Exchange Act

     We are also incorporating by reference each of the following documents that we will file with the SEC after the date of this prospectus, but prior to the termination of this offering:

     (1) any reports filed under Section 13(a) and (c) of the Securities Exchange Act

     (2) definitive proxy or information statements filed under Section 14 of the Securities Exchange Act in connection with any meeting of our shareholders

     (3) any reports filed under Section 15(d) of the Securities Exchange Act

     You may request a copy of any of the filings referred to above (excluding exhibits), at no cost, by contacting us at: Imperial Credit Industries, Inc., 23550 Hawthorne Boulevard, Building 1, Suite 110, Torrance, California 90505, telephone (310) 373-1704.

                                  THE COMPANY

     We are a diversified commercial lending, financial services and investment banking holding company with consolidated assets of $2.4 billion as of December 31, 1998. We were organized in 1986 and our headquarters are located in Torrance, California. We offer a wide variety of financial services and investment products nationwide.

     Our principal business activities consist of the operation of our wholly and majority owned operating subsidiaries, and managing our equity investments in publicly traded companies, and other income producing assets. We offer loan and lease products and provide asset management, investment banking and brokerage services in the following sectors:

     . Business Finance Lending. Our business finance lending is conducted through our subsidiaries, Southern Pacific Bank, and Imperial Business Credit.

     . Southern Pacific Bank. Southern Pacific Bank is a $2.0 billion industrial bank. Its business finance lending is offered through its divisions and subsidiaries which consist of:

        . Coast Business Credit: provides asset-based commercial business loans to small and mid-sized companies.

        . PrinCap Mortgage Warehouse: provides warehouse lending to residential mortgage bankers.

        . Loan Participation and Investment Group: Invests in and purchases senior secured debt of other companies (referred to as a "participation") in the secondary market.

     . Imperial Business Credit: This wholly owned subsidiary provides equipment leasing to small and medium sized businesses.

     . Multifamily and Commercial Mortgage Lending. Our multifamily and commercial mortgage lending operations are conducted through the Income Property Lending Division of Southern Pacific Bank

     . Advisory and Asset Management Services. Our advisory and asset management services are conducted through:

        . Imperial Credit Commercial Asset Management Corporation. This subsidiary manages the day to day operations of Imperial Credit Commercial Mortgage Investment Corp. (Nasdaq Symbol: ICMI) ("ICMI"), a publicly traded real estate investment trust with investments in multifamily and commercial properties, loans, and securities.

        . Imperial Credit Asset Management, Inc. This subsidiary manages investments in various collateralized loan obligation and hedge funds.

     . Investment Banking and Brokerage Services. Our investment banking and brokerage services are conducted through Imperial Capital Group, LLC. This holding company through its registered investment manager and its broker-dealer provides investment opportunities and research to individuals and institutional investors. We own approximately 60% of Imperial Capital Group's voting equity.

     Our core businesses originate loans and leases funded primarily by FDIC insured deposits. Our business strategy currently emphasizes:

     . holding the majority of the loans and leases that we originate for investment, except for multifamily and commercial real estate loans originated by Southern Pacific Bank and leases originated by Imperial Business Credit for sale,

     . investing in and managing businesses in high margin niche segments of the financial services industry,

     . maintaining conservative, disciplined underwriting and credit risk management,

     .  originating loans and leases on a wholesale basis, where possible,

     .  managing and advising commercial investment funds,

     . providing investment banking and broker/dealer services to middle market companies and private individuals, and

     . maintaining business and financial flexibility to take advantage of changing market conditions with respect to specific financial services businesses.


                              RECENT DEVELOPMENTS

     On May 13, 1999, we proposed to the board of directors of ICMI that we make an all cash acquisition of ICMI at a value of $11.00 per share. On June 11, 1999, we revised our proposal to provide for a value of $11.50 per share. The independent directors of ICMI have not acted on our proposal as of the date of this prospectus.

                                 RISK FACTORS

     Before purchasing the shares, you should carefully consider the risk factors described in our Current Report on Form 8-K filed with the SEC on May 28, 1999. These risk factors set forth risks that relate to our business operations that you should consider before making an investment decision.

                                USE OF PROCEEDS

     The selling shareholder will receive all of the net proceeds from the sale of the shares offered by this prospectus. We will not receive any proceeds from the sale of these shares.


                              SELLING SHAREHOLDER

     The selling shareholder listed below may offer all or a part of its shares from time to time under this prospectus. The following table sets forth the shares of our common stock beneficially owned by the selling shareholder as of May 31, 1999 and the number of shares that the selling shareholder may offer under this prospectus. Since the selling shareholder may sell all, some or none of its shares, no estimate can be made of the actual aggregate number of shares that will be sold pursuant to this prospectus. See "Plan of Distribution" for more information concerning sales of the shares by the selling shareholder. If all of the shares offered hereby are sold, the selling shareholder will not own any of our outstanding common stock.

                        Shares Beneficially      Percentage of        Maximum Number
Name                   Owned Before Offering  Shares Outstanding  of Shares to be Offered
----                   ---------------------  ------------------  -----------------------
Imperial Bank (1)....       5,258,570                15.9%              5,258,570

_____________________
(1) May be reached at: Chief Financial Officer, 9920 La Cienega Boulevard, Inglewood, California 90301.

     Please refer to our Current Report on Form 8-K filed May 28, 1999 and the "Business," "Directors and Executive Officers of the Registrant" and "Certain Relationships and Related Transactions" sections of our Annual Report on Form 10-K. These reports are incorporated herein by reference, and contain information concerning any position, office or other material relationship between Imperial Bank and our company within the past three years.

                             PLAN OF DISTRIBUTION

     We are registering shares of common stock for Imperial Bank, the selling shareholder, who may sell or distribute these shares from time to time after the registration statement relating to this prospectus becomes effective. These shares may also be sold by third parties to whom the selling shareholder transfers its stock, or by its successors in interest. The selling shareholder may sell stock to one or more purchasers or through brokers, dealers or underwriters acting as agents or acquiring the stock as principals. The selling shareholder may sell the stock at prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.

     The selling shareholder may sell its stock in one or more of the following methods, which may include block transactions:

          .  ordinary brokers' transactions;

          . purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;

          . "at the market" to or through market makers or into an existing market for the common stock;

          . in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

          . through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise);

          .  in privately negotiated transactions;

          .  to cover short sales; or

          .  any combination of the foregoing.

     From time to time, the selling shareholder may pledge, hypothecate or grant a security interest in some or all of the shares it owns. If the selling shareholder does so, and if there is a foreclosure or default on those obligations the pledgees, secured parties or persons to whom the selling shareholder hypothecated its shares will be considered the relevant selling shareholders under this prospectus.

     The number of shares the selling shareholder beneficially owns will decrease if it transfers, pledges, donates or assigns its shares. The plan of distribution under this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be considered additional selling shareholders. Also, the selling shareholder may sell short its common stock from time to time. The selling shareholder may deliver this prospectus in connection with short sales, and it may use shares it sells under this prospectus to cover those short sales.

     The selling shareholder may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling shareholder. This may involve distributions of the common stock by those broker-dealers.

     The selling shareholder may also enter into option or other transactions with broker-dealers that involve the delivery of shares to the broker-dealers, who may then resell them or otherwise transfer them. The selling shareholder may also pledge its shares to a broker-dealer to secure a loan or other agreement, and the broker-dealer may sell them or otherwise transfer them if the selling shareholder defaults on the underlying loan or agreement.

     Brokers, dealers, underwriters or agents participating in the distribution of shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholder and/or purchasers of common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both . This compensation as to a particular broker-dealer may be less than or in excess of customary commissions. Regulators may deem selling shareholders and any broker-dealers who act in connection with the sale of shares under this prospectus "underwriters" within the meaning of the Securities Act. Also, any commission they receive and proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We cannot presently estimate the amount of such compensation. Also, we do not know of existing arrangements between the selling shareholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of shares included in this prospectus.

     We will pay all of the expenses of the registration, offering and sale of shares included in this prospectus, other than commissions or discounts of underwriters, broker-dealers or agents.

     We advised Imperial Bank that while it seeks to sell shares under this prospectus it is required to comply with Regulation M under the Securities Exchange Act. With certain exceptions, Regulation M precludes it or any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares sold under this prospectus.


                                 LEGAL MATTERS

     Freshman, Marantz, Orlanski, Cooper & Klein, a law corporation, Beverly Hills, California will pass for us upon the validity of the shares offered by this prospectus.



                                    EXPERTS

     The financial statements of Imperial Credit Industries, Inc. as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

================================================================================

 No one (including any dealer, salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.


                         _____________________________


                               TABLE OF CONTENTS

                                                                           Page
Where You Can Find More Information.......................................    2
Incorporation of Information We File with
 the SEC by Reference.....................................................    2
The Company...............................................................    3
Risk Factors..............................................................    4
Use of Proceeds...........................................................    4
Selling Shareholder.......................................................    4
Plan of Distribution......................................................    5
Legal Matters.............................................................    6
Experts...................................................................    6


                               5,258,570 Shares



                       IMPERIAL CREDIT INDUSTRIES, INC.

                                 Common Stock



                         ____________________________

                                  PROSPECTUS
                         ____________________________








                                 June __, 1999

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution


     Registration Fee ..........................   $12,046

     Legal Fees and Expenses ...................    13,000

     Accounting Fees and Expenses ..............    12,000

     Printing Expenses .........................     8,000

     Miscellaneous .............................     4,954
                                                   -------

     TOTAL......................................   $50,000
                                                   =======

Item 15.  Indemnification of Directors and Officers

         Under Section 317 of the California General Corporation Law (the "CGCL"), the Registrant is in certain circumstances permitted to indemnify its directors and officers against certain expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the Registrant), in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that they were or are directors or officers of the Registrant, if such persons acted in good faith and in a manner they reasonably believed to be in the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the Registrant is in certain circumstances permitted to indemnify its directors and officers against certain expenses incurred in connection with the defense or settlement of a threatened, pending or completed action by or in the right of the Registrant, and against amounts paid in settlement of any such action, if such persons acted in good faith and in a manner they believed to be in the best interests of the Registrant and its shareholders provided that the specified court approval is obtained.

         As permitted by Section 317 of the CGCL, the Articles of Incorporation and By-Laws of the Registrant provide that the Registrant is authorized to provide indemnification for its directors and officers for breach of their duty to the Registrant and its shareholders through bylaw provisions or through agreements with the directors and officers, or both, in excess of the indemnification otherwise permitted by Section 317 of the CGCL. The Registrant's By-laws provide for indemnification of its directors and officers to the maximum extent permitted by Section 317 of the CGCL. In addition, agreements entered into by the Registrant with its directors and its executive officers require the Registrant to indemnify such persons against expenses, judgments, fines settlements and other amounts reasonably incurred in connection with any proceeding to which any such person may be made a party by reason of the fact that such person was an agent of the Registrant (including judgments, fines and settlements in or of a derivative action, unless indemnification is otherwise prohibited by law), provided such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

         The Articles of Incorporation of the Registrant provide that the personal liability of the directors of the Registrant for monetary damages shall be eliminated to the fullest extent permissible under California law. Under
Section 204(a)(10) of the CGCL, the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of the director's duty to the corporation may be eliminated, except for the liability of a director resulting from (i) acts or omissions involving intentional misconduct or the absence of good faith, (ii) any transaction from which a director derived an improper personal benefit, (iii) acts or omissions showing a reckless disregard for the director's duty, (iv) acts or omissions constituting an unexcused pattern of inattention to the director's duty or (v) the making of an illegal distribution to shareholders or an illegal loan or guaranty.

Item 16.  Exhibits

4.1 Form of Common Stock Certificate (incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (No. 33-45606)

5.1      Opinion of Freshman, Marantz, Orlanski, Cooper & Klein

23.1     Consent of KPMG LLP regarding the Registrant

23.2     Consent of Freshman, Marantz, Orlanski, Cooper & Klein (contained in
         Exhibit 5.1)

24.1     Power of Attorney (included on signature page)

Item 17.  Undertakings

         (a)   The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and
         (11)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) of 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, and the State of California, on June 16, 1999.

                                   IMPERIAL CREDIT INDUSTRIES, INC.

                                   By: /s/ H. Wayne Snavely
                                      ------------------------------------------
                                           H. Wayne Snavely
                                           Chairman of the Board, President
                                           and Chief Executive Officer

                               POWER OF ATTORNEY

          We, the undersigned directors and officers of Imperial Credit Industries, Inc., do hereby constitute and appoint H. Wayne Snavely and Irwin L. Gubman, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendment) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                         TITLE                            DATE
---------                                         -----                            ----
      /s/ H. Wayne Snavely               Chairman of the Board and Chief           June 16, 1999
---------------------------------------  Executive Officer and President
          H. Wayne Snavely               (Principal Executive Officer)

      /s/ Paul B. Lasiter                Senior Vice President and Controller      June 16, 1999
---------------------------------------
          Paul B. Lasiter

      /s/ Kevin E. Villani               Executive Vice President, Finance         June 16, 1999
---------------------------------------  and Director
          Kevin E. Villani

      /s/ Stephen J. Shugerman           Director                                  June 14, 1999
---------------------------------------
          Stephen J. Shugerman

      /s/ Joseph R. Tomkinson            Director                                  June 16, 1999
---------------------------------------
          Joseph R. Tomkinson

      /s/ Robert S. Muehlenbeck          Director                                  June 14, 1999
---------------------------------------
          Robert S. Muehlenbeck

      /s/ Perry A. Lerner                Director                                  June 15, 1999
---------------------------------------
          Perry A. Lerner

                                         Director                                  June __, 1999
---------------------------------------
          James Clayburn La Force, Jr.